UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 14, 2009


                              SYNC2 NETWORKS CORP.
             (Exact name of registrant as specified in its charter)

          Nevada                       333-152551              26-1754034
(State or Other Jurisdiction          (Commission            (I.R.S. Employer
     of Incorporation)                File Number)        Identification Number)

                              204 West Spear Street
                              Carson City NV 89703
                    (Address of principal executive offices)

                             Telephone: 906-782-9988
              (Registrant's telephone number, including area code)


                            Plethora Resources Inc.
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the
    Exchange Act (17 CFR 240.13e-4(c))
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ITEM 5.02 ELECTION OF DIRECTORS, APPOINTMENT OF PRINCIPAL OFFICERS

APPOINTMENT OF CHIEF EXECUTIVE OFFICER AND DIRECTOR, MS. HELEN SIWAK

On May 18, 2009, the Company accepted the resignation of Artur Etezov as its sole Director and principal Officer and appointed Ms. Helen Siwak as its sole Director and principal Officer of the Company, effective as of equal date.

For the previous five years, Ms. Siwak has been engaged as a private consultant for startup companies including companies in the entertainment, hospitality, and marketing industries.

ITEM 8.01 OTHER EVENTS

NAME CHANGE AND FORWARD SPLIT OF COMMON STOCK

On May 14, 2009, the Company completed a forward stock split of its common stock on a ratio of seventeen shares for every one share of the Company. The record date of the forward stock split was April 23, 2009, the payment date of the forward split was May 13, 2009, and the ex-dividend date of the forward split was May 14, 2009. The forward split was payable as a dividend, thereby requiring no action by shareholders. As part of the forward split, the Company amended its articles of incorporation, changing its name from Plethora Resources Inc. to Sync2 Networks Corp. and increasing its authorized share capital to 150,000,000 shares. As a result of the name change, the trading symbol of the Company changed from PLHA to SYNW, effective as of May 14, 2009.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                               SYNC2 NETWORKS CORP.


Date: May 20, 2009             /s/ Helen Siwak
                               -------------------------------------------------
                               Helen Siwak
                               Chief Executive Officer, Chief Financial Officer,
                               President, Secretary, Treasurer and Director
                               (Principal Executive Officer and
                               Principal Accounting Officer)

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